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                                                                    Exhibit 99.3
                                                                    ------------


                          [LOGO] WYNDHAM INTERNATIONAL


               Analyst Inquiries:                Media Inquiries:
               -----------------                 ---------------
               Elizabeth Williams                Andrew Jordan
               ewilliams@wyndham.com             ajordan@wyndham.com
               (214) 863-1389                    (214) 863-1360


                   WYNDHAM INTERNATIONAL ANNOUNCES SUCCESSFUL
                   ------------------------------------------
                      AMENDMENT TO SENIOR CREDIT FACILITIES
                      -------------------------------------

                       Hotel Operations Remain Focused and
                     Continue to Generate Positive Cash Flow

         DALLAS (Jan. 25, 2002) - Wyndham International, Inc. (NYSE:WYN) today announced that it has reached an agreement with its lenders to amend its senior credit facilities. The amendment is a finalization of a process that began in September 2001, which initially allowed a waiver of certain covenants for the third and fourth quarters of 2001.

         Under the terms of the amendment, Wyndham's lenders have agreed to amend the facilities for the remaining term of the loans. The total debt covered by the facility as of Dec. 31, 2001 includes $1,284MM in Term B loans maturing in June 2006, $482MM in increasing rate loans, IRL, and a revolver with capacity of $500MM both maturing in June 2004. The terms of the amendment also include mortgage collateral for certain properties that were previously unencumbered. Additional details of the amendment will be released in a report on Form 8-K.

         "We are very pleased with the support of our banking syndicate in approving the amendment well in advance of the waiver expiration date," stated Fred J. Kleisner, chairman and chief executive officer of Wyndham International. "The amendment provides Wyndham with a permanent solution for the duration of the facilities, enabling us to stay focused on our strategic plan."

         Wyndham International continues to generate positive cash flow from its hotel operations. Further details will be discussed during the Fourth Quarter 2001 earnings call more...

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Wyndham International Announces Successful Amendment
To Senior Credit Facility
Page 2

scheduled on Feb. 5, 2002 at 10 a.m. CST. To listen to the call live, go to www.wyndham.com and access Webcast on the home page.

         Wyndham International, Inc. offers upscale and luxury hotel and resort accommodations through proprietary lodging brands and a management services division. Based in Dallas, Wyndham International owns, leases, manages and franchises hotels and resorts in the United States, Canada, Mexico, the Caribbean and Europe. For more information, visit www.wyndham.com. For reservations, call 800-WYNDHAM.

Cautionary Statement
--------------------
This press release contains certain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including projections about future operating results. The company's results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause a difference include, but are not limited to, risks associated with the availability of equity or debt financing at terms and conditions favorable to Wyndham; risks associated with the course of litigation; Wyndham's ability to effect sales of assets on favorable terms and conditions; Wyndham's ability to integrate acquisitions into its operations and management; risks associated with the hotel industry and real estate markets in general; competition within the lodging industry; the impact of general economic conditions; risks associated with debt financing; the impact of terrorists' activity, threats of terrorist activity and responses thereto on the economy in general and the travel and hotel industries in particular; and other risks and uncertainties set forth in the company's annual, quarterly and current reports, and proxy statements.

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